As filed with the Securities and Exchange Commission on November 30, 2016

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ABEONA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)

83-0221517

(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, TX	75219
(Address of Principal Executive Offices)	(Zip Code)

ABEONA THERAPEUTICS INC. 2015 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Stephen B. Thompson Vice President Finance Abeona Therapeutics Inc. 3333 Lee Parkway, Suite 600 Dallas, TX 75219	with copies to:	John J. Concannon III, Esq. Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110

(Name and address of agent for service)

(214) 665-9495	(617) 951-8000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	3,000,000	$7.01 (2)	$21,030,000	$2,437.38

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement (“Registration Statement”) also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock, or other similar event.

(2)	Estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock, $0.01 par value per share, or the “Common Stock,” of Abeona Therapeutics Inc., or the “Company,” as reported on The NASDAQ Capital Market on November 28, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information. *

*      Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference the documents listed below and any future filings the Company will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Report on Form 10-K for the year ended December 31, 2015 (filed on March 30, 2016);

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 (filed on May 16, 2016); for the quarter ended June 30, 2016 (filed on August 15, 2016); and for the quarter ended September 30, 2016 (filed on November 14, 2016);

•	Current Reports on Form 8-K filed on May 17, 2016, August 9, 2016, August 16, 2016, August 26, 2016, October 21, 2016, October 25, 2016, October 27, 2016, October 28, 2016 and November 1, 2016;

•	Definitive Proxy Statement on Schedule 14A relating to the Company’s 2016 Annual Meeting of Stockholders (filed on April 6, 2016); and

•	the description of the Common Stock contained in our Registration Statement on Form 8-A (filed with the SEC under Section 12 of the Exchange Act on November 4, 2014), including any amendment thereto or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

Abeona Therapeutics Inc.

Attn: Investor Relations

3333 Lee Parkway, Suite 600

Dallas, Texas 75219

(214) 665-9495

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for us by Morgan, Lewis & Bockius LLP. One or more partners or other employees of Morgan, Lewis & Bockius LLP may beneficially own shares of our Common Stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

In accordance with the DGCL, Article X of the Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article X of the Company’s Certificate of Incorporation further provides that the Company will indemnify, defend and hold harmless directors, officers, employees and agents or the Company of the fullest extent currently permitted under the DGCL.

The Company has entered into indemnification agreements with certain of its directors and executive officers. These agreements provide rights of indemnification to the full extent allowed and provided for by Section 145 of the DGCL and the Certificate of Incorporation and Bylaws of the Company.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1	Abeona Therapeutics Inc. 2015 Equity Incentive Plan, as amended and in effect (Incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-8 dated May 11, 2015, Commission File No. 333-204055)

4.2	Certificate of Incorporation (Incorporated by reference to Exhibit 3(a) of our Form 8-K dated July 12, 1989, Commission File Number 9-9134)

4.2	Certificate of Amendment of Certificate of Incorporation filed August 13, 1992 (Incorporated by reference to Exhibit 3.3 of our Form 10-K for year ended December 31, 1995)

4.3	Certificate of Merger filed January 25, 1996 (Incorporated by reference to Exhibit E of our Registration Statement on Form S-4 dated December 20, 1995, Commission File No. 33-64031)

4.4	Certificate of Amendment of Certificate of Incorporation filed January 25, 1996 (Incorporated by reference to Exhibit E of our Registration Statement on Form S-4 dated December 20, 1995, Commission File No. 33-64031)

4.5	Certificate of Amendment of Certificate of Incorporation filed July 18, 1996 (Incorporated by reference to Exhibit 3.7 of our Form 10-K for the year ended December 31, 1996)

4.6	Certificate of Amendment of Certificate of Incorporation filed June 18, 1998. (Incorporated by reference to Exhibit 3.8 of our Form 10-Q for the quarter ended June 30, 1998)

4.7	Certificate of Amendment of Certificate of Incorporation filed July 31, 2000 (Incorporated by reference to Exhibit 3.8 of our Form 10-Q for the quarter ended March 31, 2001)

4.8		Certificate of Designations of Series A Junior Participating Preferred Stock filed November 7, 2001 (Incorporated by reference to Exhibit 4.1.H of our Registration Statement on Form S-8 dated December 14, 2001, Commission File No. 333-75136)

4.9		Amended and Restated Bylaws (Incorporated by reference to Exhibit 2.1 of our Form 10-Q for the quarter ended June 30, 1996)

4.10		Certificate of Designation, Rights and Preferences of Series A Cumulative Convertible Preferred Stock filed November 9, 2007 (Incorporated by reference to Exhibit 3.10 to our Form SB-2 filed on December 10, 2007)

4.11		Certificate of Amendment to Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock filed June 11, 2008 (Incorporated by reference to Exhibit 3.11 of our Form 10-Q for the quarter ended June 30, 2008)

4.12		Certificate of Designations, Rights and Preferences of Series B Cumulative Convertible Preferred Stock filed October 26, 2012 (Incorporated by reference to Exhibit 10.3 of our Form 8-K filed October 26, 2012)

4.13		Certificate of Amendment of Certificate of Incorporation filed July 1, 2013 increasing the aggregate number of shares of Common Stock which we have authority to issue to Two Hundred Million (200,000,000) shares with a par value of one cent ($0.01) per share (Incorporated by reference to Exhibit 3.3 of our Form 10-Q for the quarter ended June 30, 2014).

4.14		Certificate of Amendment of Certificate of Incorporation filed October 23, 2014 (Incorporated by reference to Exhibit 3.14 of our Form 8-K filed October 23, 2014)

4.15		Certificate of Amendment to Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 3.15 of our Form 8-K filed on October 23, 2014)

4.16		Amendment to Bylaws (Incorporated by reference to Exhibit 3.1 of our Form 8-K filed January 1, 2015)

4.17		Amendment to Bylaws (Incorporated by reference to Exhibit 3.1 of our Form 8-K filed March 2, 2015)

4.18		Certificate of Amendment of Certificate of Incorporation filed June 19, 2015 (Incorporated by reference to Exhibit 3.1 of our June 22, 2015)

5.1	**	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the securities offered hereby

23.1	**	Consent of Independent Registered Public Accounting Firm—Whitley Penn LLP

23.2	**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24	**	Power of Attorney (included on the signature page of this Registration Statement)

** Filed Herewith

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, in the state of Texas, on the 30th day of November, 2016.

ABEONA THERAPEUTICS INC.

By:	/s/ Steven H. Rouhandeh
Steven H. Rouhandeh Executive Chairman

By:	/s/ Stephen B. Thompson
Stephen B. Thompson
Vice President Finance

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Steven H. Rouhandeh and Stephen B. Thompson, and each of them severally as such person's true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the SEC in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates set forth below.

Signature	Title	Date

/s/ Steven H. Rouhandeh	Executive Chairman and Chairman of the Board	November 30, 2016
Steven H. Rouhandeh	(Principal Executive Officer)

/s/ Stephen B. Thompson	Vice President Finance	November 30, 2016
Stephen B. Thompson	(Principal Financial and Accounting Officer)

/s/ Mark J. Ahn	Director	November 30, 2016
Mark J. Ahn

/s/ Mark J. Alvino	Director	November 30, 2016
Mark J. Alvino

/s/ Jeffrey B. Davis	Director	November 30, 2016
Jeffrey B. Davis

/s/ Stephen B. Howell	Director	November 30, 2016
Stephen B. Howell

/s/ Timothy J. Miller	Director	November 30, 2016
Timothy J. Miller

/s/ Todd Wider	Director	November 30, 2016
Todd Wider

EXHIBIT INDEX

4.1	Abeona Therapeutics Inc. 2015 Equity Incentive Plan, as amended and in effect (Incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-8 dated May 11, 2015, Commission File No. 333-204055)

4.2	Certificate of Incorporation (Incorporated by reference to Exhibit 3(a) of our Form 8-K dated July 12, 1989, Commission File Number 9-9134)

4.2	Certificate of Amendment of Certificate of Incorporation filed August 13, 1992 (Incorporated by reference to Exhibit 3.3 of our Form 10-K for year ended December 31, 1995)

4.3	Certificate of Merger filed January 25, 1996 (Incorporated by reference to Exhibit E of our Registration Statement on Form S-4 dated December 20, 1995, Commission File No. 33-64031)

4.4	Certificate of Amendment of Certificate of Incorporation filed January 25, 1996 (Incorporated by reference to Exhibit E of our Registration Statement on Form S-4 dated December 20, 1995, Commission File No. 33-64031)

4.5	Certificate of Amendment of Certificate of Incorporation filed July 18, 1996 (Incorporated by reference to Exhibit 3.7 of our Form 10-K for the year ended December 31, 1996)

4.6	Certificate of Amendment of Certificate of Incorporation filed June 18, 1998. (Incorporated by reference to Exhibit 3.8 of our Form 10-Q for the quarter ended June 30, 1998)

4.7	Certificate of Amendment of Certificate of Incorporation filed July 31, 2000 (Incorporated by reference to Exhibit 3.8 of our Form 10-Q for the quarter ended March 31, 2001)

4.8		Certificate of Designations of Series A Junior Participating Preferred Stock filed November 7, 2001 (Incorporated by reference to Exhibit 4.1.H of our Registration Statement on Form S-8 dated December 14, 2001, Commission File No. 333-75136)

4.9		Amended and Restated Bylaws (Incorporated by reference to Exhibit 2.1 of our Form 10-Q for the quarter ended June 30, 1996)

4.10		Certificate of Designation, Rights and Preferences of Series A Cumulative Convertible Preferred Stock filed November 9, 2007 (Incorporated by reference to Exhibit 3.10 to our Form SB-2 filed on December 10, 2007)

4.11		Certificate of Amendment to Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock filed June 11, 2008 (Incorporated by reference to Exhibit 3.11 of our Form 10-Q for the quarter ended June 30, 2008)

4.12		Certificate of Designations, Rights and Preferences of Series B Cumulative Convertible Preferred Stock filed October 26, 2012 (Incorporated by reference to Exhibit 10.3 of our Form 8-K filed October 26, 2012)

4.13		Certificate of Amendment of Certificate of Incorporation filed July 1, 2013 increasing the aggregate number of shares of Common Stock which we have authority to issue to Two Hundred Million (200,000,000) shares with a par value of one cent ($0.01) per share (Incorporated by reference to Exhibit 3.3 of our Form 10-Q for the quarter ended June 30, 2014).

4.14		Certificate of Amendment of Certificate of Incorporation filed October 23, 2014 (Incorporated by reference to Exhibit 3.14 of our Form 8-K filed October 23, 2014)

4.15		Certificate of Amendment to Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 3.15 of our Form 8-K filed on October 23, 2014)

4.16		Amendment to Bylaws (Incorporated by reference to Exhibit 3.1 of our Form 8-K filed January 1, 2015)

4.17		Amendment to Bylaws (Incorporated by reference to Exhibit 3.1 of our Form 8-K filed March 2, 2015)

4.18		Certificate of Amendment of Certificate of Incorporation filed June 19, 2015 (Incorporated by reference to Exhibit 3.1 of our June 22, 2015)

5.1	**	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the securities offered hereby

23.1	**	Consent of Independent Registered Public Accounting Firm—Whitley Penn LLP

23.2	**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24	**	Power of Attorney (included on the signature page of this Registration Statement)

** Filed Herewith